Report of Independent Registered Public
Accounting Firm
The Board of Trustees and Shareholders of
Aberdeen Investment Funds:
In planning and performing our audits of the financial statements of the Aberdeen Investment Funds comprised of the Aberdeen Select International
Equity Fund, Aberdeen Select International Equity
Fund II, Aberdeen Total Return Bond Fund and
Aberdeen Global High Income Fund (collectively, the Funds) as of and for the year ended October 31, 2015, in accordance with the standards of the Public
Company Accounting Oversight Board (United
States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.
Accordingly, we express no such opinion.
Management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the Funds; and
(3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted the following matter involving internal control over financial reporting and its operation that we consider to be a material weakness as defined above. This condition was considered in determining the nature, timing, and extent of the procedures to be performed in our audit of the financial statements of the Funds for the year ended October 31, 2015, and this report does not affect our report thereon dated January 11, 2016. As of October 31, 2015, management did not have appropriate controls to ensure that an aged dividend receivable for an American Depositary
Receipt security was recorded at its net realizable value, inclusive of currency fluctuations. As a result of this material weakness, there was a material misstatement in the preliminary October 31, 2015 financial statements of the Aberdeen Select
International Equity Fund II that was corrected prior to issuance.
This report is intended solely for the information and use of management, the Board of Trustees of Aberdeen Investment Funds and the Securities and
Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ KPMG LLP

Philadelphia, Pennsylvania
January 11, 2016